Exhibit 99.1

PART I

Note: The information contained in this Item has been updated to reflect America First Multifamily Investors, L.P.’s (the Company) implementation of the Accounting Standards Update (“ASU”) 2015-03, “Interest – Imputation of Interest (Subtopic 835-30)” in the first quarter of 2016. The new accounting guidance changed the presentation of deferred financing costs in the consolidated financial statements to present them as a direct deduction from the related debt liability rather than as Other Assets and is applied retrospectively. The new accounting guidance did not change the presentation of deferred financing costs related to lines of credit, so these continue to be reported as Other Assets.

In addition, beginning in the second quarter of 2016, the Company created a new segment called Other Investments. As of December 31, 2015, the Other Investments segments consists of property notes receivable due from Vantage at Brooks LLC and Vantage at Braunfels LLC.  The assets and income the Company realizes from these investments pursuant to their executed agreements have been recast and included within the Other Investments segment within this Form 8-K.

The resulting changes are discussed further in the Notes to Consolidated Financial Statements in Exhibit 99.4 as follows:

•

Note 2, Summary of Significant Accounting Policies; Note 9, Other Assets; Note 12, Debt Financing; and Note 13, Mortgages Payable; Note 17, Fair Value of Financial Instruments: Reclassifications were made to conform to the implementation of ASU 2015-13, where the deferred financing costs are reported as a reduction of related debt liability rather than as Other Assets for all periods presented.

•	Note 21, Segments: Reclassifications were made to present separately the Other Investments segment for all periods presented.

Various information within Items 1, 6, and 7 of the 2015 Form 10-K was also updated because of the changes noted above and are presented, in their recast form, in Exhibits 99.1, 99.2 and 99.3 of this Form 8-K, respectively. These changes had no impact on consolidated net income or cash flows.

For significant developments that have occurred subsequent to the filing of the 2015 Annual Report on Form 10-K (“2015 Form 10-K”), refer to America First Multifamily Investors, L.P. Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2016.

Forward-Looking Statements

This Annual Report (“report”) (including, but not limited to, the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) contains forward-looking statements. All statements other than statements of historical facts contained in this report, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. This report also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this report. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Risk Factors” in Item 1A of this report.

These forward-looking statements are subject to various risks and uncertainties, including those relating to:

•	current maturities of our financing arrangements and our ability to renew or refinance such financing arrangements;
•	defaults on the mortgage loans securing our mortgage revenue bonds;
•	risks associated with investing in multifamily, student, senior citizen residential and commercial properties, including changes in business conditions and the general economy;
•	changes in short-term interest rates;
•	our ability to use borrowings to finance our assets;
•	current negative economic and credit market conditions;
•	recapture of previously issued Low Income Housing Tax Credits (“LIHTCs”) in accordance with Section 42 of the Internal Revenue Code;
•	changes in the United States Department of Housing and Urban Development’s Capital Fund Program; and
•	changes in government regulations affecting our business.

Other risks, uncertainties and factors could cause our actual results to differ materially from those projected in any forward-looking statements we make. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “we,” “us,” and the “Partnership” in this document mean America First Multifamily Investors, L.P. and its wholly-owned subsidiaries. As used in this document, the “Company” refers to the Partnership, its wholly-owned subsidiaries, and its consolidated variable interest entities (“Consolidated VIEs”).  See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the Company’s report for additional details.

Item 1. Business.

The Partnership was formed for the primary purpose of acquiring a portfolio of mortgage revenue bonds that are issued by state and local housing authorities to provide construction and/or permanent financing for affordable multifamily and student housing (collectively “Residential Properties”) and commercial properties in their market areas. We expect and believe the interest received on these bonds is excludable from gross income for federal income tax purposes. As a result, we expect most of the income we earn is exempt from federal income taxes. Unitholders may incur tax liability if any of the interest on the Partnership’s mortgage revenue bonds is determined to be taxable.” See Item 1A, “Risk Factors” in the Company’s report for additional details.

We have been in operation since 1998 and own 64 mortgage revenue bonds with an aggregate outstanding principal amount of approximately $534.7 million as of December 31, 2015. The majority of these bonds were issued by various state and local housing authorities in order to provide construction and/or permanent financing for 44 Residential Properties containing a total of 8,041  rental units located in the states of California, Florida, Illinois, Indiana, Iowa, Louisiana, Maryland, Minnesota, New Mexico, North Carolina, Ohio, South Carolina, Tennessee, and Texas. Two of the bonds’ properties located in Texas are not operational and are under construction and two bonds are collateralized by commercial real estate located in Tennessee. Sixty-two of the mortgage revenue bonds are secured by mortgages or deeds of trust on the Residential Properties. Two mortgage revenue bonds are secured by ground, facility, and equipment of a commercial ancillary health care facility. Each of the bonds provides for “base” interest payable at a fixed rate on a periodic basis. Additionally, the bonds may also provide for the payment of contingent interest determined by the net cash flow and net capital appreciation of the underlying real estate properties. As a result, these mortgage revenue bonds provide us with the potential to participate in future increases in the cash flow generated by the financed properties, either through operations or from their ultimate sale. Of the 64 bonds owned, 22 are owned directly by us, 10 are owned by ATAX TEBS I, LLC, 13 bonds are owned by ATAX TEBS II, LLC, 9 bonds are owned by ATAX TEBS III, LLC, each a special purpose entity owned and controlled by us, created to facilitate a Tax Exempt Bond Securitization (“TEBS”) Financing with Freddie Mac and 10 are securitized and held by Deutsche Bank AG (“DB”) in Tender Option Bond (“TOB”) facilities.  See Notes 2 and 12 to the Company’s consolidated financial statements for additional details.

The ability of the Residential Properties and the commercial property which collateralize our mortgage revenue bonds to make payments of base and contingent interest is a function of the net operating income generated by these properties. Net operating income from a multifamily, student, or senior citizen residential property depends on the rental and occupancy rates of the property and the level of operating expenses. Occupancy rates and rents are directly affected by the supply of, and demand for, apartments in the market areas in which a property is located. This, in turn, is affected by several factors such as the requirement that a certain percentage of the rental units be set aside for tenants who qualify as persons of low to moderate income, local or national economic conditions, and the amount of new apartment construction and interest rates on single-family mortgage loans. Net operating income from the commercial property depends on the number of cancer patients which utilize the cancer therapy center and the ability to hire and retain key employees to provide the related cancer treatment. In addition, factors such as government regulation, inflation, real estate and other taxes, labor problems, and natural disasters can affect the economic operations of the properties which collateralize the bonds. The return we realize from our investments in mortgage revenue bonds depends upon the economic performance of the Residential Properties and the commercial property which collateralize these bonds. We may be considered to be in competition with other residential rental properties and commercial properties located in the same geographic areas as the properties financed with our mortgage revenue bonds.

We may also invest in other types of securities that may or may not be secured by real estate to the extent allowed by the America First Multifamily Investors, L.P. First Amended and Restated Agreement of Limited Partnership dated September 15, 2015 (the “Amended and Restated LP Agreement”) and the conditions to the exemption from registration under the Investment Company Act of 1940 that is relied upon by us. Under the Amended and Restated LP Agreement, any tax-exempt investments, other than mortgage revenue bonds, that are not secured by a direct or indirect interest in a property must be rated in one of the four highest rating categories by at least one nationally recognized securities rating agency.  The acquisition by the Partnership of any tax-exempt investment or other investment may not cause the aggregate book value of such investments to exceed 25% of our assets at the time of acquisition. In addition, the Amended and Restated LP Agreement requires management to assess and conclude whether the income from these other securities is exempt from inclusion in income for federal taxation purposes at the time of purchase. At December 31, 2015, we had two other classes of investments, the Public Housing Capital Fund Trusts’ Certificates (“PHC Certificates”) and mortgage-backed securities (“MBS Securities”). The PHC Certificates had an aggregate principal outstanding of $58.3 million at December 31, 2015 and are securitized into three separate TOB financing facilities (“TOB Trusts”) with DB (“PHC Trusts”).  See Note 12 to the Company’s consolidated financial statements for additional details. The PHC Certificates held by the PHC Trusts consist of custodial receipts evidencing loans made to a number of public housing authorities. Principal and interest on these loans are payable by the respective public housing authorities out of annual appropriations to be made to the public housing authorities by the United States Department of Housing and Urban Development (“HUD”) under HUD’s Capital Fund Program established under the Quality Housing and Work Responsibility Act of 1998 (the “Capital Fund Program”). The PHC Trusts have a first lien on these annual Capital Fund Program payments to secure the public housing authorities’ respective obligations to pay principal and interest on their loans. The state issued MBS Securities had an aggregate principal outstanding of $14.8 million at December 31, 2015 and have been securitized into three separate TOB Trusts with DB. The MBS Securities are backed by residential mortgage loans and have investment grade ratings by the most recent S&P or Moody’s rating.

We may also make taxable property loans secured by the Residential Properties which are financed by mortgage revenue bonds held by us. We do this in order to provide financing for capital improvements at these properties or to otherwise support property operations when we determine it is in our best long-term interest.

We may acquire interests in multifamily, student, and senior citizen apartment properties (“MF Properties”) in order to position ourselves for future investments in bonds issued to finance these properties and which we expect and believe will generate tax-exempt interest. We currently hold interests in eight MF Properties containing 2,217 rental units, of which two are located in Nebraska, one in Kansas, one in Kentucky, one in Indiana, one in California, and two in Texas. In addition, we may acquire real estate securing our mortgage revenue bonds or taxable property loans through foreclosure in the event of a default.

To restructure each of the MF Properties into a mortgage revenue bond, we team with a third party developer who works to secure a mortgage revenue bond issuance from the local housing authority. Once the developer receives the mortgage revenue bond commitment, we will sell the MF Property to a not-for-profit entity or to a for profit entity in connection with a syndication of LIHTCs under Section 42 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). We expect to acquire the mortgage revenue bonds issued to provide debt financing for these properties at the time the property ownership is restructured. Such restructurings will generally be expected to occur within 36 months of our initial investment in an MF Property and will often coincide with the expiration of the compliance period relating to LIHTCs previously issued with respect to the MF Property. We will not acquire LIHTCs in connection with these transactions. In the event that the MF Property cannot secure a mortgage revenue bond, we will operate the MF Property until the opportunity arises to sell it at what we believe is its optimal fair value. The MF Property could be sold to any of the following: (1) a LIHTC or other developer, (2) a not-for-profit entity, or (3) a public finance authority. These types of transactions represent a long-term market opportunity for us and will provide us with a pipeline of future bond investment opportunities.

Effective in the second quarter of 2015, the property owners entered into brokerage contracts to sell Bent Tree and Fairmont Oaks, the Consolidated VIEs. As a result, these entities met the criteria for discontinued operations and have been classified as such in the Company’s consolidated financial statements for all periods presented.

Effective June 30, 2016, the Partnership changed its reportable segments to include a new segment called Other Investments. As of December 31, 2015, the Other investments segment consists of property notes receivable due from Vantage at Brooks LLC and Vantage at Braunfels LLC.  These property notes receivable are reported in Other Assets. The assets and income the Partnership realizes from these investments pursuant to their executed agreements have been recast and included in this segment within this Form 8-K.

As a result, the Company’s consolidated financial statements for 2015 and 2014 consist of five reportable segments: Mortgage Revenue Bond Investments, MF Properties, Public Housing Capital Fund Trusts, MBS Securities Investments and Other Investments. The Company’s consolidated financial statements for 2013 consist of four reportable segments plus a Consolidated VIE segment which included Lake Forest. The Other Investments segment had no activity in 2013 and 2014. In addition to the reportable segments, the Company also separately reports its consolidation and elimination information because it does not allocate certain items to the segments.  See Notes 2, 4, 8, 10, 21, and 22 to the Company consolidated financial statements for additional details.

Properties Management. Seven of the 44 Residential Properties which collateralize the bonds owned by us are managed by America First Properties Management Company, L.L.C. (“Properties Management”), an affiliate of the Partnership’s general partner, America First Capital Associates Limited Partnership Two (“AFCA 2” or the “General Partner”). In this regard, Properties Management provides property management services for Ashley Square, Lake Forest Apartments, Cross Creek, Greens of Pine Glen, (the “Greens Property”) Crescent Village, Willow Bend and Post Woods (collectively, the “Ohio Properties”), and each of the MF Properties. Management believes that this relationship provides greater insight and understanding of the underlying property operations and their ability to meet debt service requirements to us and helps assure these properties are being operated in compliance with operating restrictions imposed by the terms of the applicable bond financing and/or LIHTC relating to these properties.

Business Objectives and Strategy

Our business objectives are to (i) preserve and protect our capital, (ii) provide regular cash distributions to our Unitholders which we expect and believe are substantially exempt from federal income tax, and (iii) generate additional returns from appreciation of real estate or the opportunistic sale of the asset investments. We have sought to meet these objectives by primarily investing in a portfolio of mortgage revenue bonds that were issued to finance, and are secured by mortgages on, multifamily, student, and senior citizen residential properties. Certain of these bonds may be structured to provide a potential for an enhanced yield through the payment of contingent interest which is payable out of net cash flow from operations and net capital appreciation of the financed multifamily residential properties. We expect and believe that any contingent interest we receive will be exempt from inclusion in gross income for federal income tax purposes.

We are pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis in order to (i) increase the amount of interest available for distribution to our Unitholders; (ii) reduce risk through asset diversification and interest rate hedging; and (iii) achieve economies of scale. We are pursuing this growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Amended and Restated LP Agreement, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. We may finance the acquisition of additional mortgage revenue bonds and other investments through the reinvestment of cash flow, the issuance of additional units, lines of credit, or securitization financing using our existing portfolio of mortgage revenue bonds. Our current operating policy is to use securitizations or other forms of leverage which will not exceed 65% of the total Partnership assets. The assets are defined as the par value of the mortgage revenue bonds, PHC Certificates, MBS Securities, initial finance costs, and the MF Properties at cost.  See the discussion of financing arrangements and liquidity and capital resources in Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

In connection with our business strategy, we continually assess opportunities to reposition our existing portfolio of mortgage revenue bonds. The principal objective of this assessment is to improve the quality and performance of our revenue bond portfolio and, ultimately, increase the amount of cash available for distribution to our Unitholders. In some cases, we may elect to redeem selected mortgage revenue bonds that have experienced significant appreciation. Through the selective redemption of the bonds, a sale or refinancing of the underlying property will be required which, if sufficient sale or refinancing proceeds exist, may entitle us to receive payment of contingent interest on our bond investment. In other cases, we may elect to sell bonds on properties that are in stagnant or declining markets. The proceeds received from these transactions would be redeployed into other investments consistent with our investment objectives.

In executing our growth strategy, we expect to invest primarily in bonds issued to provide affordable rental housing, student housing projects, housing for senior citizens, and commercial property. The four basic types of mortgage revenue bonds which we may acquire as investments are as follows:

1.	Private activity bonds issued under Section 142(d) of the Internal Revenue Code;
2.	Bonds issued under Section 145 of the Internal Revenue Code by not-for-profit entities qualified under Section 501(c)(3) of the Internal Revenue Code;
3.	Essential function bonds issued by a public instrumentality to finance a multifamily residential property owned by such instrumentality; and
4.	Existing “80/20 bonds” that were issued under Section 103(b)(4)(A) of the Internal Revenue Code of 1954.

Each of these bond structures permits the issuance of mortgage revenue bonds to finance the construction or acquisition and rehabilitation of affordable rental housing or other not-for-profit commercial property. Under applicable Treasury Regulations, any affordable multifamily residential project financed with mortgage revenue bonds that are purportedly tax-exempt must set aside a percentage of its total rental units for occupancy by tenants whose incomes do not exceed stated percentages of the median income in the local area. In each case, the balance of the rental units in the multifamily residential project may be rented at market rates (unless otherwise restricted by local housing authorities). With respect to private activity bonds issued under Section 142(d) of the Internal Revenue Code, the owner of the multifamily residential project may elect, at the time the bonds are issued, whether to set aside a minimum of 20% of the units for tenants making less than 50% of area median income (as adjusted for household size) or 40% of the units for tenants making less than 60% of the area median income (as adjusted for household size). The mortgage revenue bonds that were secured by Residential Properties issued prior to the Tax Reform Act of 1986 (so called “80/20” bonds) require that 20% of the rental units be set aside for tenants whose income does not exceed 80% of the area median income, without adjustment for household size. There are no Treasury Regulations related to the mortgage revenue bonds which are collateralized by the commercial property.

We expect that many of the private activity housing bonds that we evaluate for acquisition will be issued in conjunction with the syndication of LIHTCs by the owner of the financed multifamily residential project. Additionally, to facilitate our investment strategy of acquiring additional mortgage revenue bonds secured by MF Properties, we may acquire ownership positions in the MF Properties. We expect to acquire mortgage revenue bonds on these MF Properties in many cases at the time of a restructuring of the MF Property ownership. Such restructuring may involve the syndication of LIHTCs in conjunction with property rehabilitation.

Investment Types

Mortgage Revenue Bonds. We invest in mortgage revenue bonds that are secured by a mortgage or deed of trust on Residential Properties and a commercial property. Each of these bonds bears interest at a fixed annual base rate. Two of the mortgage revenue bonds currently owned by us also provide for the payment of contingent interest, which is payable out of the net cash flow and net capital appreciation of the underlying multifamily residential properties. As a result, the amount of interest earned by us from our investment in mortgage revenue bonds is a function of the net operating income generated by the Residential Properties and the commercial property which collateralize the mortgage revenue bonds. Net operating income from a residential property depends on the rental and occupancy rates of the property and the level of operating expenses. Net operating income from the commercial property depends on the number of cancer patients which utilize the cancer therapy center and the ability to hire and retain key employees to provide the related cancer treatment.

Other Securities. We may invest in other types of securities that may or may not be secured by real estate. These securities must be rated in one of the four highest rating categories by at least one nationally recognized securities rating agency and may not represent more than 25% of our assets at the time of acquisition.

PHC Certificates. The PHC Certificates consist of custodial receipts evidencing loans made to a number of public housing authorities. Principal and interest on these loans are payable by the respective public housing authorities out of annual appropriations to be made to the public housing authorities by HUD under HUD’s Capital Fund Program. The PHC Certificates have a first lien on these annual Capital Fund Program payments to secure the public housing authorities’ respective obligations to pay principal and interest on their loans. The PHC Certificates rating by Standard & Poor’s is investment grade as of December 31, 2015.

MBS Securities. We also invest in state-issued MBS Securities that are backed by residential mortgage loans. These MBS Securities are rated investment grade by Standard & Poor’s or Moody’s as of December 31, 2015. In January 2016, the Partnership sold all of its MBS Securities. See Notes 7 and 19 to the Company’s consolidated financial statements for additional details.

Taxable Property Loans. We may also make taxable property loans secured by Residential Properties which are financed by mortgage revenue bonds that are held by us.

Interests in Real Property. As part of our growth strategy, we may acquire direct or indirect interests in MF Properties to position ourselves for a future investment in mortgage revenue bonds issued to finance the acquisition or substantial rehabilitation of such MF Properties by a new owner. A new owner would typically seek to obtain LIHTCs in connection with the issuance of the new mortgage revenue bonds, but if LIHTCs had previously been issued for the property, such a restructuring could not occur until the expiration of a 15-year compliance period for the initial LIHTCs. We may acquire an interest in MF Properties prior to the end of the LIHTC compliance period. After the LIHTC compliance period, we would expect to sell our interest in such MF Property to a new owner which could syndicate new LIHTCs and seek mortgage revenue bond financing on the MF Property which we could acquire. We will not acquire LIHTCs in connection with these transactions. In the event that the MF Property cannot secure a mortgage revenue bond, we will operate the MF Property until the opportunity arises to sell it at what we believe is our optimal fair value. The MF Property could be sold to any of the following: (1) a LIHTC or other developer, (2) a not-for-profit entity, or (3) a public finance authority. These types of transactions represent a long-term market opportunity for us and will provide us with a pipeline of future bond investment opportunities.

Investment Opportunities and Business Challenges

There continues to be a significant unmet demand for affordable multifamily, student, and senior citizen residential housing in the United States. HUD reports that there is a high demand for quality affordable housing. The types of mortgage revenue bonds in which we invest offer developers of affordable housing a low-cost source of construction and permanent debt financing for these types of properties. Investors purchase these bonds because the interest income paid on these bonds is expected to be exempt from federal income taxation.

The demand for affordable housing by qualified potential residents whose income does not exceed 50-60% of the area median income continues to increase. Government programs that provide direct rental support to residents has not kept up with the demand, therefore programs that support private sector development and support for affordable housing through mortgage revenue bonds, tax credits and grant funding to developers have become more prominent.

In addition to mortgage revenue bonds, the federal government promotes affordable housing through the use of LIHTCs for affordable multifamily rental housing. The syndication and sale of LIHTCs along with mortgage revenue bond financing is attractive to developers of affordable housing because it helps them raise equity and debt financing for their projects. Under this program, developers that receive an allocation of private activity bonds will also receive an allocation of federal LIHTCs as a method to encourage the development of affordable multifamily housing. We do not invest in LIHTCs, but are attracted to mortgage revenue bonds that are issued in association with federal LIHTC syndications because in order to be eligible for federal LIHTCs a property must either be newly constructed or substantially rehabilitated and therefore, may be less likely to become functionally obsolete in the near term than an older property. There are various requirements in order to be eligible for federal LIHTCs, including rent and tenant income restrictions. In general, the property owner must elect to set aside either 40% or more of the property’s residential units for occupancy by individuals whose income is 60% or less of the area median gross income or 20% or more of the property’s residential units for occupancy by individuals whose income is 50% or less of the area median gross income. These units remain subject to these set aside requirements for a minimum of 30 years.

Economic weakness in real estate and municipal bond markets may limit our ability to access additional debt financing that we use to partially finance our investment portfolio or otherwise meet our liquidity requirements. The inability to access debt financing may result in adverse effects on our financial condition and results of operations. There can be no assurance that we will be able to finance additional acquisitions of mortgage revenue bonds through either additional equity or debt financing. Although the consequences of market and economic conditions and their impact on our ability to pursue our plan to grow through investments in additional housing bonds are not fully known, we do not anticipate that our existing assets will be adversely affected in the long-term. National economic conditions, including sluggish job and income growth and low home mortgage interest rates, may also have a negative effect on some of the Residential Properties which collateralize our mortgage revenue bond investments and our MF Properties in the form of lower occupancy. In addition, the Residential Properties and MF Properties which have not reached stabilization (which is 90% occupancy for 90 days and the achievement of 1.15 times debt service coverage ratio on amortizing debt service during the period) will result in lower economic occupancy. The overall economic occupancy (which is adjusted to reflect rental concessions, delinquent rents and non-revenue units such as model units and employee units) of the stabilized Residential Properties that we have financed with mortgage revenue bonds was approximately 90% during 2015 and 91% during 2014. The economic occupancy of the stabilized MF Properties has increased to approximately 90% during 2015 as compared to 87% during 2014.

Financing Arrangements

We may finance the acquisition of additional mortgage revenue bonds or other investments through the reinvestment of cash flow, the issuance of additional units, lines of credit, or with debt financing collateralized by our existing portfolio of mortgage revenue bonds or other investments, including the securitization of these bonds.

Debt Financing. We utilize leverage to enhance investor returns. We use target constraints for each type of financing utilized by us to manage an overall 65% leverage constraint. The amount of leverage utilized is dependent upon several factors, including the assets being leveraged, the tenor of the leverage program, whether the financing is subject to market collateral calls, and the liquidity and marketability of the financing collateral. While short term variations from targeted levels may occur within financing classes, overall Partnership leverage will not exceed 65%. Our overall leverage constraint, total outstanding debt divided by total partnership assets using the carrying value of the mortgage revenue bonds, PHC Certificates, MBS Securities, initial finance costs, and the MF Properties at cost, was approximately 65%, as of December 31, 2015.

Equity Financing. There were no issuances of additional beneficial unit certificates (“BUCs”) in 2015. For additional details, see Note 14 to the Company’s consolidated financial statements.

Recent Developments

The following table presents information regarding the investment activity of the Partnership for the years ended December 31, 2015 and 2014:

Recent Investment Activity	Year	#	Amount in 000's	Retired Debt or Note in 000's	Tier 2 income in 000's (1)	Notes to the Company's consolidated financial statements
Mortgage Revenue Bond Sales and Redemptions
Mortgage revenue bonds - Series B	2015	3	$5,795	N/A	N/A	5
MBS Securities	2014	4	28,100	$22,000	N/A	7, 12
Mortgage revenue bonds	2014	2	31,600	N/A	3,673	5

Mortgage Revenue Bonds and other Asset Acquisitions
Mortgage revenue bonds	2015	22	183,070	N/A	N/A	5
Notes receivable - new subsidiary	2015	2	7,727	N/A	N/A	9
Note receivable	2015	1	2,800	2,800	N/A	9
Mortgage revenue bond restructured	2015	1	11,500	N/A	N/A	5
Mortgage revenue bond exchanged for MF Property	2015	1	43,564	N/A	N/A	5, 8
Land purchased	2015	1	2,900	N/A	N/A	8
Forward bond commitments	2015	3	48,440	N/A	N/A	18

Mortgage revenue bonds	2014	15	138,095	N/A	N/A	5
Mortgage revenue bonds restructured	2014	12	59,335	N/A	N/A	9
Land purchased	2014	1	3,000	N/A	N/A	8
Forward bond commitments	2014	2	29,900	N/A	N/A	18

MF Property
MF Properties sold	2015	2	16,200	7,500	4,600	8

(1) See Item 7, "Cash Available for Distribution" section of the Company's report.

Recent Financing Activities

The following table presents information regarding the financing activities of the Partnership for the years ended December 31, 2015 and 2014:

Recent Financing and Derivative Activity	Year	#	Amount of Change in Debt or Derivative in 000's	Secured	Maximum SIFMA Cap Rate (1)	Notes to the Company's consolidated financial statements
TOB Financing with DB	2015	5	$56,700	Yes	N/A	12
M33 TEBS Financing	2015	1	84,300	Yes	N/A	12
Additional borrowing due to restructured TOB Financing with DB	2015	8	12,500	Yes	N/A	12
LOCs	2015	4	18,922	No	N/A	11
M24 principal paid upon Consolidated VIE sales	2015	2	(14,002)	Yes	N/A	12
Interest rate derivatives	2015	5	573	N/A	3.0%	16
TOB Financing with DB	2014	5	92,200	Yes	N/A	12
M31 TEBS Financing	2014	1	94,700	Yes	N/A	12

(1) See Item 7A, "Quantitative and Qualitative Disclosures about Market Risk" section of the Company's report.

Management and Employees

We are managed by our General Partner which is controlled by its general partner, the Burlington Capital Group LLC (“Burlington”). The persons acting as the Board of Managers and executive officers of Burlington act as our directors and executive officers. Certain services are provided to us by other employees of Burlington and we reimburse Burlington for its allocated share of these salaries and benefits. We are not charged, and do not reimburse Burlington, for the services performed by executive officers of Burlington. As of December 31, 2015, we had no employees.

Competition

We compete with private investors, lending institutions, trust funds, investment partnerships, and other entities with objectives similar to ours for the acquisition of mortgage revenue bonds and other investments. This competition could reduce the availability of mortgage revenue bonds for acquisition and reduce the interest rate that issuers pay on these bonds.

Because we hold mortgage revenue bonds secured by Residential Properties, a commercial property, and hold an interest in the MF Properties, we may be considered to be in competition with other real estate in the same geographic areas. In each city in which the properties financed by the mortgage revenue bonds owned by us or MF Properties are located, such properties compete with a substantial number of other multifamily rental properties. Multifamily rental properties also compete with single-family housing that is either owned or leased by potential tenants. To compete effectively, the multifamily, student, and senior citizen residential properties financed or owned by us must offer quality apartments at competitive rental rates. In order to maintain occupancy rates and attract quality tenants, the Residential Properties and MF Properties may also offer rental concessions, such as free rent to new tenants for a stated period. These Residential Properties and MF Properties also compete by offering quality apartments in attractive locations and that provide tenants with amenities such as recreational facilities, garages and pleasant landscaping.

Environmental Matters

We believe each of the MF Properties, the Residential Properties, and the commercial property are in compliance, in all material respects, with federal, state and local regulations regarding hazardous waste and other environmental matters. We are not aware of any environmental contamination at any of these properties that would require any material capital expenditure by the underlying properties, and therefore the Partnership, for the remediation thereof.

Tax Status

We are classified as a partnership for federal income tax purposes and accordingly, there is no provision for income taxes. The distributive share of our income, deductions and credits is included in each Unitholder’s income tax return.

We hold interests in all of the MF Properties except the Suites on Paseo through a subsidiary which is a “C” corporation for income tax purposes. This subsidiary files a separate income tax return. Therefore, we are only subject to income taxes on these investments to the extent we receive dividends from the subsidiary.

We consolidate separate legal entities who record and report income taxes based upon their individual legal structure which may include corporations, limited partnerships, and limited liability companies. The Bent Tree and Fairmont Oaks Consolidated VIEs results of operations were reported as discontinued operations for all periods as presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) reporting purposes and are separate legal entities for all years presented. The Lake Forest Consolidated VIE results of operations were reported for GAAP reporting purposes as a separate legal entity in 2013. We do not believe the consolidation of VIEs for reporting under GAAP will impact our tax status, amounts reported to Unitholders on Internal Revenue Service (“IRS”) Form K-1, our ability to distribute income to Unitholders which we believe is tax-exempt, the current level of quarterly distributions, or the tax-exempt status of the underlying mortgage revenue bonds.

All financial information in this Annual Report on Form 10-K presented on the basis of Accounting Principles Generally Accepted in the United States of America, is that of the Partnership and the VIEs on a consolidated basis. All references to “we,” “us,” and the “Partnership” in this document mean America First Multifamily Investors, L.P. As used in this document, the “Company” refers to the Partnership, its wholly-owned subsidiaries, and its Consolidated VIEs as discussed in Notes 2, 4, 8, 10, 21, and 22 to the  Company's consolidated financial statements.

General Information

We are a Delaware limited partnership. Our general partner is AFCA 2, whose general partner is Burlington. Since 1984, Burlington has specialized in the management of investment funds, many of which were formed to acquire real estate investments such as mortgage revenue bonds, mortgage-backed securities, and real estate properties, including multifamily, student and senior citizen housing. Burlington maintains its principal executive offices at 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102, and its telephone number is (402) 444-1630.

We do not have any employees of our own. Employees of Burlington, acting through our general partner, are responsible for our operations and we reimburse Burlington for the allocated salaries and benefits of these employees and for other expenses incurred in running our business operations. In connection with our operation, AFCA 2 is entitled to an administrative fee in an amount equal to 0.45% per annum of the principal amount of the revenue bonds, other tax-exempt investments, other investments, and taxable property loans held by us. When the administrative fee is payable by a property owner, it is subordinated to the payment of all base interest to us on the mortgage revenue bond on that property. Our Amended and Restated LP Agreement provides that the administrative fee will be paid directly by us with respect to any investments for which the administrative fee is not payable by the property owner or a third party. In addition, our Amended and Restated LP Agreement provides that we will pay the administrative fee to the General Partner with respect to any foreclosed mortgage revenue bonds.

AFCA 2 may also earn mortgage placement fees in connection with the identification and evaluation of additional investments that we acquire. In addition, an affiliate of AFCA 2, Farnam Capital Advisors, LLC (“FCA”), acts as an origination advisor and consultant to the borrowers when mortgage revenue bonds and financing facilities are acquired by the Company. Any fees will be paid by the owners of the properties financed by the acquired mortgage revenue bonds out of bond proceeds or by the Partnership. The amount of fees, if any, will be subject to negotiation between AFCA 2, its affiliate, and such property owners.

Properties Management is an affiliate of Burlington that is engaged in the management of multifamily, student and senior citizen residential properties. Properties Management earns a fee paid out of property revenues. Properties Management may also seek to become the manager of multifamily, student and senior citizen residential properties financed by additional mortgage revenue bonds acquired by us, subject to negotiation with the owners of such properties. If we acquire ownership of any property through foreclosure of a revenue bond, Properties Management may provide property management services for such property and, in such case, earn a fee payable out of property revenues.

Our sole limited partner is America First Fiduciary Corporation Number Five, a Nebraska corporation. BUCs represent assignments by the sole limited partner of its rights and obligations as a limited partner to outside third party investors. Because each such outside third party effectively holds a share of the sole limited partner’s rights and obligations as a limited partner, BUCs are also referred to herein as “shares” or “units” for purposes of calculating amounts per BUC, and the holders thereof are referred to as “Unitholders.”

Information Available on Website

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and press releases are available free of charge at www.ataxfund.com as soon as reasonably practical after they are filed with the SEC. The information on the website is not incorporated by reference into this Form 10-K.